UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2017

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

Amendment to Exchange Agreement

On January 20, 2017, Uranium Resources, Inc. (the “Company”) entered into Amendment No. 2 (the “Second Amendment”) to the Master Exchange Agreement dated December 5, 2016, as amended by Amendment No. 1 thereto on December 14, 2016 (as amended, the “MEA”). Under the Second Amendment, the parties agreed that for the future exchange of indebtedness for the Company’s common stock (the “Common Stock”) under the MEA, the exchange for Common Stock will be made at a rate equal to the lesser of  (i) seventy-seven percent (77%) of the volume weighted average price (“VWAP”) of the Common Stock for the trading day of January 19, 2017, and (ii) seventy-seven percent (77%) of the VWAP of the Common Stock for the trading day on which the Company files the final amended registration statement relating to such exchanged Common Stock (or, if the Company files such registration statement before 4:00pm Eastern Time, 77% of the VWAP of the Common Stock for the immediately preceding trading day).

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by the full text of the Second Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 9.01 - Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2, dated January 20, 2017, to Master Exchange Agreement, dated as of December 5, 2016, between Uranium Resources, Inc. and the creditor named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2017

URANIUM RESOURCES, INC.

By:       /s/ Jeffrey L. Vigil

Name:

Jeffrey L. Vigil

Title:

Vice President–Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 2, dated January 20, 2017, to Master Exchange Agreement, dated as of December 5, 2016, between Uranium Resources, Inc. and the creditor named therein.